UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2007

COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

Nevada	000-51044	01-0668846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 South 4th Street, Suite 215, Las Vegas, Nevada	89101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 878-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	On February 21, 2007, Community Bancorp appointed Patrick Hartman as Executive Vice President, Chief Financial Officer, effective immediately.

Mr. Hartman, 58, brings more than 35 years of experience in the accounting and finance profession, primarily serving as chief financial officer for community banks in the greater Los Angeles area. From 1992 through 1997, Mr. Hartman served as the chief financial officer for Community Bank, CENFED Bank, and CU Bankcorp/California United Bank, all located in the greater Los Angeles area. In 1997, he founded the Alpha Consulting Group, which provided project management services and network support to companies challenged by increased technology requirements. Most recently, he was the chief financial officer for Center Financial Corporation/Center Bank since March 2005. In addition, he worked for Peat Marwick in Chicago, Illinois. He also taught a variety of graduate and undergraduate accounting and finance classes at the University of Redlands in California. Mr. Hartman earned his Bachelor of Business Administration from the University of Wisconsin, Whitewater and Master of Business Administration from Northern Illinois University. Mr. Hartman is a certified public accountant.

A copy of the press release announcing his appointment is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are included with this Report:

Exhibit Number	Description
99.1	Press release dated February 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP
(Registrant)
Date: February 22, 2007
/s/ Edward M. Jamison
Edward M. Jamison
President, Chief Executive Officer and Chairman of the Board